                                                                    EXHIBIT 99.1

                       OMNISKY COMPLETES SALE TO EARTHLINK

SAN FRANCISCO, CA - JANUARY 22, 2002 - OmniSky Corporation announced today that it has completed the sale of substantially all of its assets to EarthLink, Inc. The sale included the transfer to EarthLink of OmniSky's subscriber base, all of OmniSky's intellectual property rights and key network assets.

OmniSky will continue over the next several months to wind-down its operations under the protection of Chapter 11 of the U.S. Bankruptcy Code.

"We are pleased that we were successful in selling our assets, transitioning our subscribers and ensuring the continued employment for many of our employees in these difficult economic times," said Patrick McVeigh, OmniSky's Chairman and Chief Executive Officer. "We remain proud of the many people who contributed to OmniSky since its formation and of our many accomplishments as an early leader in developing and extending wireless data applications. We fully expect EarthLink to continue to develop and enhance the award-winning service that we created and pioneered in this still evolving wireless data market."

Contact:

Investor Relations
OmniSky Corporation
(415) 764-2201
investors@omnisky.com